Exhibit 10.18

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

AMENDED AND RESTATED

GEORGIA BANKING COMPANY, INC. 2021 STOCK INCENTIVE PLAN

Grantee:              __________________________

Original Grant Date: ____________________

Date of Assumption:             June 1, 2026

Adjusted Per Share Exercise Price: $_______________

Number of Shares subject to this Option: _______________

Expiration Date: ________________________

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of Date of Assumption specified above, is entered into by and between Georgia Banking Company, Inc., a bank holding company organized and existing under the laws of the State of Georgia (the “Company”), and the Grantee specified above, pursuant to the Georgia Banking Company, Inc. 2021 Stock Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Executive Committee of the Board of Directors of the Company (the “Committee”);

WHEREAS, the Company and Tandem Bancorp, Inc. (“Tandem”) entered into that certain Agreement and Plan of Merger, dated February 24, 2026, by and between the Company and Tandem (the “Merger Agreement”), pursuant to which Tandem merged with and into the Company, with the Company as the surviving corporation, effective as of June 1, 2026 (the “Merger”);

WHEREAS, prior to the Merger, Tandem granted to Grantee a stock option to purchase [_________] shares of Tandem’s common stock (the “Tandem Option”), subject to the terms and conditions of the Amended and Restated Tandem Bancorp, Inc. 2019 Stock Incentive Plan, as amended, and Grantee’s corresponding Incentive Stock Option Agreement dated as of [______________], as amended by that certain First Amendment to Incentive Stock Option Agreement, dated as of May 28, 2026 (the “Tandem Agreement”);

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, Grantee elected to convert Grantee’s outstanding and unexercised Tandem Option into an option to purchase shares of the Company’s common stock (the “Option”) equal to the number (rounded down to the nearest whole share) of (x) the number of shares of Tandem’s common stock subject to the Tandem Option immediately prior to the Effective Time (as defined in the Merger Agreement) times (y) 0.4800 (the “Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Tandem’s common stock under the Tandem Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; and

WHEREAS, pursuant to the Merger Agreement, the Option became fully vested and exercisable, as of the Effective Time;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, and in fulfillment of the Company’s obligations under Section 3.2 of the Merger Agreement, the parties hereto hereby mutually covenant and agree as follows:

1.               Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Grantee hereby acknowledges receipt of a true copy of the Plan and that the Grantee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.              Grant of Option. The Company hereby grants to the Grantee, as of the Grant Date specified above, a Non-Qualified Stock Option (the “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Grantee with any protection against potential future dilution of the Grantee’s interest in the Company for any reason. The Grantee shall have no rights as a shareholder with respect to any Shares covered by the Option unless and until the Grantee has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement. Grantee agrees and understands that Grantee’s Tandem Option has been cancelled as of the Effective Time (and is no longer exercisable) and converted into this Option to acquire Option Shares pursuant to the terms of this Agreement. Grantee releases and waives all rights to the Tandem Option under the Tandem Agreement, as set forth in the Option Holder Release Agreement. Grantee also acknowledges and agrees that Grantee’s Tandem Option no longer qualified as an “incentive stock option” within the meaning of Section 422 of the Code as a result of the modification of the Tandem Option by that certain First Amendment to Incentive Stock Option Agreement, dated as of May 28, 2026 (the “First Amendment”), and therefore this Option does not qualify as an “incentive stock option,” and will not be eligible for tax treatment as an “incentive stock option,” on any exercise on or after the Date of Assumption (notwithstanding Section 2 of the First Amendment).

3.               Vesting and Exercise.

 (a)              Vesting. The Option is fully vested and exercisable as of the date of this Agreement (the “Vesting Date”).

 (b)              Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option that have not been exercised previously shall expire and shall no longer be exercisable after the Expiration Date specified above.

4.               Termination of Service. In the event of the Grantee’s Termination of Service for any reason other than Cause (and provided that Cause is not determined to exist as described below in this paragraph), the unexercised portion of the Option shall remain exercisable until the Expiration Date; provided, however, that in the case of a Termination of Service due to death or Disability, any unexercised Option held by the Grantee shall thereafter be exercisable, as applicable, by the legal representative of the Grantee or the Grantee’s estate or the recipient of the unexercised Option by will or by the laws of descent and distribution until the Expiration Date. In the event of the Grantee’s Termination of Service for Cause or in the event of the Grantee’s voluntary Termination of Service after an event that would be grounds for a Termination of Service for Cause, the Grantee’s entire Option (whether or not vested) shall terminate and expire upon such Termination of Service. Additionally, during the first sixty (60) days after the Grantee’s Termination of Service for any reason other than Cause, the Company shall have the right to re-characterize such Termination of Service as a Termination of Service for Cause; upon such re-characterization, the entire outstanding Option (whether or not vested) will be forfeited.

5.               Method of Exercise and Payment. Subject to Section 8 hereof, the Option may be exercised by the Grantee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with the Plan.

6.               Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, or otherwise disposed of in any way by the Grantee (or any beneficiary(ies) of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be transferred to a Permitted Transferee for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Grantee and the transferee, and provided, further, that the Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another Permitted Transferee (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.               Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to the choice of law principles thereof.

8.               Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA and other obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law with respect to the Option and, if the Grantee fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any required withholding obligation with regard to the Grantee may be satisfied as set forth in Article 15 of the Plan (if permitted by the Committee) by reducing the amount of cash or Shares otherwise deliverable upon exercise of the Option.

9.               Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Grantee. The Company shall give written notice to the Grantee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10.             Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

11.              No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Grantee’s employment or service at any time, for any reason and with or without cause.

12.             Transfer of Personal Data. The Grantee authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Grantee.

13.             Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

14.             Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

15.             Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Grantee shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

16.             Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.             Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18.             Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

19.             Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20.             Acquired Rights. The Grantee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company pursuant to the Merger Agreement; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Grantee any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Grantee’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

22.             Acknowledgment. BY ACCEPTING THE AGREEMENT, THE GRANTEE ACKNOWLEDGES THAT THE GRANTEE HAS READ, UNDERSTOOD AND AGREES TO ALL OF THE PROVISIONS OF THIS AGREEMENT, AND THAT THE GRANTEE WAS AFFORDED SUFFICIENT OPPORTUNITY BY THE COMPANY TO OBTAIN INDEPENDENT LEGAL ADVICE AT THE GRANTEE’S EXPENSE PRIOR TO ACCEPTING THE AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GEORGIA BANKING COMPANY, INC.

By:
Name:
Title:

By signing below, the Grantee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Committee or other committee responsible for the administration of the Plan, upon any questions arising under the Plan.

GRANTEE:

By:
Name:

EXHIBIT A

[Performance criteria to be inserted, as applicable]